AMENDMENT NO. 1 TO CONSULTING AGREEMENT

THIS AMENDMENT is made effective as of this 1st day of July, 2005


AMONG:

                  GREENSHIFT CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 111 Howard Blvd., Suite 108, Mount Arlington, New Jersey 07856 (referred to herein individually as "GreenShift" or as the "Consultant")


AND:

                  TDS (TELEMEDICINE), INC. (referred to herein as "TDST")

WHEREAS, Consultant and Seller are parties to that certain Consulting Agreement, dated as of dateYear2005Day23Month5May 23, 2005 (the "Consulting Agreement");

WHEREAS, the parties wish to amend certain provisions of the Consulting Agreement, but wish to have the Consulting Agreement continue in full force and effect;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 3 the Consulting Agreement is hereby amended in its entirety as follows:

     "3. CONSULTING FEES. TDST shall complete a 100:1 reverse stock split (the "Reverse Split"), after which it will have 1,200,000 shares of common stock outstanding. In return for the Consultant Services, the Consultant shall receive the following:

          (a) THREE MILLION (3,000,000) split-adjusted shares of registered TDST common stock immediately upon completion of the Reverse Split;

          (b) ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) in the form of registered and price-protected TDST common stock, which shares shall be due and payable to the Consultant upon the execution hereof, and FIFTY THOUSAND DOLLARS ($50,000) per calendar quarter until such time as the Strategic Transaction is complete; and,

          (c) Reimbursement of the expenses incurred by the Consultant during its performance hereunder in the form of cash and/or additional shares of price-protected TDST common stock, which shares shall be due and payable to the Consultant as such expenses are incurred.

          (d) Price-Protection Mechanics. The shares of TDST common stock to be issued to the Consultant pursuant to Sections 3(b) and 3(c) hereof (the "Protected Shares") shall be fully price-protected by TDST such that they shall be and at all times remain equal to the aggregate dollar amount paid to Consultant hereunder upon issuance (the "Protected Amount"). If, at any time after the initial issuance hereunder, the Protected Shares are worth less than the Protected Amount, then TDST shall issue to Consultant additional Protected Shares such that the total amount of Protected Shares held by the Consultant is and remains at all times equal to the Protected Amount; provided, however, that the Protected Amount shall be reduced by the amount of any cash proceeds received by the Consultant upon any liquidation by the Consultant of any Protected Shares."

2. This Agreement shall be governed by all other terms and conditions of the Purchase Agreement, which remains in full force and effect except as otherwise provided herein.


                            [signature page follows]

IN WITNESS WHEREOF the parties have executed this Amendment No. 1 effective as of the day and year first above written.




GREENSHIFT CORPORATION


                       /s/ KEVIN KREISLER
                           --------------------------------------
                           KEVIN KREISLER Chairman




TDS (TELEMEDICINE), INC.


                       /s/ KEVIN KREISLER
                           --------------------------------------
                           KEVIN KREISLER Chairman